Remarks by Gary D. Owens

OYO Geospace Fiscal Year 2008

Annual Meeting

February 23, 2009

Good morning and welcome to OYO Geospace's eleventh annual stockholder's meeting. Before I begin, I need to point out that my comments may be considered forward looking statements for the purpose of the Securities Act of 1933 and the Securities Act of 1934 and are subject to known and unknown risks and other factors as described in our recent Annual Report on Form 10-K.

My comments today will first cover the past fiscal year. Then I will comment on the company's way forward through these uncertain times.

In the fiscal year ended September 30, 2008, the company earned net income of $14.2 million, or $2.31 per diluted share on revenues of $134.5 million. This represents a 20% return on our shareholder equity. Although these are very good results they are not better than the previous year's results when we reported net income of $19.6 million or $3.23 per diluted share on sales of $138.1 million. However, FY 2007 did have a one time pretax gain of $1.7 million or $0.21 per diluted share from the sale of a building we previously used in Russia, which had a positive effect on the year's net income. The FY 2007 also included a $16.2 million permanent seismic seabed system for BP. As you may recall, the impact of Hurricane Ike last September resulted in a ten day shut down of our facility which did not help our results either. Nevertheless, FY 2008 was a good year for the company.

In FY 2007, we completed construction on our new facility here in Houston. This past year we spent time reorganizing the facility, and purchasing/installing additional manufacturing equipment. We moved our cable shop from the older building into the newer one. This was a major undertaking, but it was necessary to combine all of our existing cable shop equipment into the new facility where new larger machines were being installed, and our older facility was full and could not accommodate any additional equipment. In the process of moving the existing cable shop, we upgraded our equipment to increase efficiencies and add capabilities. This included extending the water trough on all extruders and adding new controllers and motors that enable us to extrude cables faster. This allows higher productivity in the shop. New neutralizers were added to one of our cablers which expand its ability to make tighter spec cables. We also added new pieces of equipment including additional extruders, cablers and armoring machines. These machines expand our capabilities, improve our productivity and increase our capacity. The final effort in this plan was finalized only in the first quarter of this current year.

We expanded our molding shop with the addition of new molding machines, including a very large molding machine used in the production of our new wireless data acquisition system. We also added molding machines that allow the manufacture of higher temperature plastic products for our downhole and deep marine products.

We also expanded our machine shop by adding additional equipment and occupying more space. This required significant interior construction including new walls, leveling the floor area of the expansion and adding air conditioning to the new section. In total, six new stations were added to provide more capacity for our shop.

The manufacturing group for our thermal imaging and marine products grew as well. This allows the production of our new Direct-to-Screen products for the imaging market. It also helps alleviate the crowded marine product area. We moved our sensor group into the old R&D engineering area which improves the cleanliness of the sensor manufacturing area. The cable and connector termination area expanded significantly during this transition. This group requires constant reorganization of its task to accommodate the various termination requirements for our products from sensor stringing to the manufacturer of cables for deep sea bed products, shallow water cables and more traditional seismic cable business. We also added a seismic telemetry cable repair center for our customers.

We also created an electronic assembly group to enable the manufacture of our new GSR product line. This group is located immediately below our new and expanded R&D Center located upstairs in the new building. This allows easier transition of new product designs into manufacturing. The new electronic assembly lines required additional and more sophisticated temperature testing as well as complete systems testing. The new product line also required an expansion of field service department located on the same floor as our R&D Center enabling improved communications between the field and lab environments.

We added video conference capabilities in both engineering and in our sales and corporate areas. These capabilities are in use and help with our communication with our foreign facilities and our customers while lowering travel costs. This year we even conducted one of our board meetings via this technology.

While we were at it, we expanded our parking lots, installed new surveillance equipment to improve our plant and employee security and improved our IT capabilities as well as its security.

This effort took the entire year and a portion of our first quarter to complete. Our expansion effort is now essentially complete although we will take on more modest remodeling efforts as time and money allow.

The expansion will allow us to grow substantially when the markets return. It reduces our dependence on external manufacturing sources, reduces overtime and the need for multiple shifts. This results in reduced costs, more flexibility in planning and manufacturing and better control of our processes. More importantly the expansion will permit us to produce future product lines currently under development in our new R&D Center.

FY 2008 saw record demand for our seismic exploration products. Both of our land and marine product lines enjoyed increased demand. The expansion aided timely deliveries to our customers. At our peak, we employed over 1,200 people worldwide.

The same could not be said for our seismic reservoir product lines, although our seismic borehole products did produce record revenue and profits. We were fortunate to have two new customers come on board for our borehole tools giving rise to wider customer acceptance.

But our seabed seismic recording systems product line performed poorly. Continued delays in the awarding of such work and the loss of a customer by acquisition hurt the performance of this product line. The lack of performance of this product line is the sole reason that we did not achieve another record year. We expect to sell more seabed seismic systems in the future. We actually are in the midst of manufacturing a small 12 km seabed seismic system for delivery this quarter. But sales of this product line have been and will continue to always be very lumpy. We continue working with oil companies on potential sea bed projects but there is not a meaningful sized project scheduled to be delivered in FY 2009.

Our industrial sensor and cable product line once again recorded another record year. This product line remains small but continues to increase its sales and profits for the company. We continue to add new products into this market.

Our offshore cable product line had record revenues but suffered losses due to the effort to build a cable nearing the extreme limits of our capabilities. We worked our way through the order creating new processes to handle this type job. The cable was finished and successfully shipped but the learning curve on the new processes was expensive. The lessons learned from this effort were added to our other cable product line processes.

Our thermal solutions product line experienced flat revenues but its operational profits doubled from the prior year. Increased efficiencies led to the improvements. Our printhead manufacturing clean room experienced greatly improved efficiencies during the year. The thermal solutions product line expanded as the team introduced its new line of Direct-to-Screen products early in the year. Two products were introduced during the year and we expect that additional ones will follow in the coming years.

In summary of FY 2008, we spent considerable effort and money in completing the expansion into our new manufacturing facility. At this point, we have the assets both in terms of new manufacturing and engineering capabilities to grow to a new level. The growth will not happen overnight, especially in this current business environment. But management believes that over the next few years, our current and future product lines will keep our manufacturing assets busy. Through this strategy, we hope to generate a very good return on this investment of the last two years.

The View into FY 2009

The world is now living through its own "winter of discontent". Yes, the global financial markets are in disarray. Household names such as Lehman, Merrill Lynch, Circuit City and many others disappeared. Others will surely follow. Who would have thought it possible? Energy prices hit unbelievable heights in 2008 only to fall precipitously into what was once considered unimagined lows only a few months ago. The world was in a desperate search for oil and now OPEC, in the face of a severe drop in global energy demand, is cutting excess supply. No one is immune from the effects of this unprecedented meltdown. The forecasters of the future change their views faster than the ink dries on their reports. Undoubtedly, there are more uncertain times ahead. Companies must prepare for the worst but must be versatile enough to seize any opportunities uncovered in their global search for them. The following summarizes our efforts to address both the challenges and opportunities ahead in FY 2009.

The Energy Market

Because the financial meltdown has launched a global recession, the demand for energy is down. It was down in 2008 and is expected to be lower again this year. As a consequence, the near balance of supply and demand for oil and gas products is no longer the case. But it will not always be so. It never is. Our world's leaders will eventually figure out how to jump start the world economy again. There may be disagreement about when the world economies will rebound, but it will happen. When this happens, it will not take long for the supply and demand for energy products to seek balance again and one can make a strong case that after a year or two of delay in exploration and drilling, that the lack of sufficient energy products will hinder a full economic recovery. This will again push the demand for our products. It is likely to be an even higher demand than the last cycle. So, the real question is how will we navigate through these times and be ready for the next market cycle. I will discuss the issues and what our company must do to weather the storm and yet be prepared to meet world demand upon its return.

Liquidity

When a company runs out of cash, it is out of business. In uncertain times, like these, companies hunker down financially. We have a $25 million line of credit of which we have drawn down about $15 million. This line of credit expires in January of 2010. Our only other debt is in the form of long-term mortgages on our Houston buildings. Currently, both the line of credit and mortgages have low interest rates. Fortunately, our building expansion is complete, meaning we do not need significant capital for further new equipment or build out. Inventories are at all time highs and therefore we are well stocked to meet sudden opportunities. There is no need to build them further. In short, we believe our company is in good shape cash wise to weather the storm.

Personnel

In industries such as ours, the value of personnel is critical. We need experienced sales personnel to scour the market place to search for opportunities. We need engineering personnel to expand product offerings for customers and keep technologies current. And our manufacturing personnel know and understand all the intangible efforts that it takes to produce its products while maintaining quality.

But the demand for our traditional products is down. In the face of no other options, we have shut down most, but not all of our second and third shifts, terminated temporary employees and earlier this month we laid-off over 70 manufacturing employees. Our manufacturing managers are focused on keeping their core group of experienced personnel in tact while painfully removing less experienced and less flexible employees. Backlog of our more labor intensive traditional products has dropped but the backlog level of these products still remains reasonable. Several R&D projects are also nearing completion. This will require that engineering, field service, manufacturing and sales personnel team up to move our current and newer products into the market. We are proud of this pool of talent. It took a long time and significant training to produce the synergy of this team. They have been responsible for the growth we enjoyed over the years. It is the same talent that will help us through the current environment. As long as our financial health allows, we will hold on to our talent and use them to get us through this difficult time period and to grow the company. Although we can not give guarantees in the face of such uncertain times, we believe that we can weather this storm without further losing a significant amount of human capital. This is important in the high tech industry of ours.

Customers

Our seismic customer base is diversified, serving domestic and foreign based contractors as well as national and international oil companies. The seismic industry is a global one. Activities in the energy patch move from one geographical location to another. It is important to have a wide global footprint to be effective. We have offices in Russia, China, England, Canada and of course, here in the U.S. This gives us the global exposure necessary to maximize upcoming opportunities. We believe the quality of our seismic customer base will help us survive through these difficult times.

We also have customers in the industrial, printing and umbilical markets which means we have some, although little, diversification of markets. Some of these markets are expected to return to health before the seismic industry. Hopefully, this diversification will help to soften the downturn in the energy market, and also shorten the impact of the recession felt by the company.

Short Term Activity

In these times, it is important to attack the market place effectively, maintain an inventory of products that can move quickly and maintain effective communication channels throughout the manufacturing, engineering and sales teams. I once heard that the long-term is made up of a string of short-term periods. To some extent, this is true. We must be in as many places as possible and be aware of every opportunity available. We also need to win our fair share of the battles to survive. We enjoy good customer relationships, skilled/experienced employees, and we offer the right products that can help our company and our customers through these difficult times. We are confident that our strategies, personnel, products and customer relationships will carry us through these times.

Long Term Focus

But on the other hand, there can be a tendency for a company to focus too much on short-term issues, which distracts it from its longer term goals. Given the aforementioned strengths of OYO Geospace, we will focus on our long-term strategies while achieving our short term goals. These strategies include the further development of new products and new product lines that will enable us to take advantage of new growth opportunities, especially when the energy markets turn around. Some of these new products will begin production before the end of the calendar year. These developments are important to our future growth plans.

Summary

In summary, although we missed our financial goals for FY 2008, we still had a good year, enjoying a 20% return on our shareholder equity. We are in a tough time due to the global financial crisis. But we feel confident that our efforts and objectives will get us through these times, and position us to take advantage of the next global energy crunch. We hope you will join us.